Exhibit 99.1

GAMING AND LEISURE PROPERTIES, INC. ANNOUNCES FIRST QUARTER 2014 RESULTS

-Completes Acquisition of Casino Queen in East St. Louis for $140 million-

-Achieves Results in line with Prior Guidance-

- Establishes 2014 Second Quarter and Full Year Guidance -

WYOMISSING, PA. — April 30, 2014 — Gaming and Leisure Properties, Inc. (NASDAQ: GLPI) (the “Company”), the first gaming-focused REIT in North America, today announced results for the   quarter ended March 31, 2014.

Financial Highlights

	Three Months Ended March 31,
(in millions, except per share data)	2014 Actual	2014 Guidance (1)
Net Revenue	$158.3	$158.1
Adjusted EBITDA (2)	$103.0	$106.6
Net Income	$44.3	$44.1
Funds From Operations (3)	$67.9	$67.1
Adjusted Funds From Operations (4)	$74.1	$74.2

Net income, per diluted common share	$0.38	$0.37
FFO, per diluted common share	$0.58	$0.57
AFFO, per diluted common share	$0.63	$0.63

(1)   The guidance figures in the tables above present the guidance provided on February 20, 2014 for the three months ended March 31, 2014, adjusted for the fact that guidance for the first quarter was based on an estimate of 104.6 shares while actual diluted shares were 117.8. The previous guidance erroneously assumed that shares from the earnings and profits purge would be weighted for the period based on the date paid while the actual shares reflect the count assuming the earnings and profits purge was retroactive to the prior year.

(2)   Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, gains (or losses) from sales of property, and stock based compensation expense.

(3)   Funds from operations (FFO) is net income, excluding gains (or losses) from sales of property and real estate depreciation.

(4)   Adjusted funds from operations (AFFO) is FFO, excluding stock based compensation expense, debt issuance costs amortization and other depreciation reduced by maintenance capital expenditures.

Gaming and Leisure Properties, Inc. Chief Executive Officer, Peter M. Carlino commented, “I am pleased to report our first full quarter of results were in line with our previously communicated guidance.  Additionally, with the successful closing of our acquisition of the Casino Queen in the first quarter, we continue to pursue opportunities in the gaming industry to expand our portfolio. The universe of these potential opportunities is substantial and with our well capitalized balance sheet and significant knowledge and experience in the industry, we believe we have a meaningful advantage that allows us to be disciplined and selective in our pursuit of additional assets. Furthermore, with our strengthened management team resulting from the addition of Curt Magleby to our development group, we believe we will have additional opportunities to support future growth. As we look ahead, we remain energized by potential opportunities and believe that we are well positioned to drive long term shareholder value over the coming quarters.

Financial Update

Gaming and Leisure Properties reported Funds from Operations (FFO) of $67.9 million for the three months ended March 31, 2014. Net revenue for the three months ended March 31, 2014 was $158.3 million.  The Company reported net income of $44.3 million for the three months ended March 31, 2014, or $0.38 per diluted common share.

Our guidance for the first quarter reflected employee vested option quarterly dividends of $3.4 million below adjusted EBITDA, however the actual results and future guidance for these payments are shown as part of adjusted EBITDA.

	Three Months Ended March 31,
(in millions)	2014 Actual	2014 Guidance (1)
Adjusted EBITDA	$103.0	$106.6
Vested option dividend adjustment		$3.4
Adjusted EBITDA guidance	$103.0	$103.2

(1) The guidance figures in the tables above present the guidance provided on February 20, 2014, for the three months ended March 31, 2014.

Portfolio Update

At the end of the first quarter of 2014, the Company owned the real estate associated with 22 casino facilities, including two facilities currently under development in Dayton and Youngstown, Ohio and leases, or expects to lease with respect to Dayton and Youngstown, 19 of these facilities to Penn and one to Casino Queen in East St. Louis, Illinois. Two of the gaming facilities, located in Baton Rouge, Louisiana and Perryville, Maryland, are owned and operated by a subsidiary (GLP Holdings, LLC) of GLPI. Collectively, and including the two facilities currently under development in Dayton and Youngstown, Ohio, GLPI owns approximately 3,114 acres of land and 6.9 million square feet of building space, which was 100% occupied as of March  31, 2014.  In April, the Iowa Racing and Gaming Commission ruled that Argosy Casino Sioux City must cease operations by July 1, 2014.  Property maintenance capex was $0.9 million for the three months ended March 31, 2014 and March 31, 2013.  Additional information on properties under development is as follows:

Project	Planned Total Budget	Amount Expended Through March 31, 2014
	(in thousands)
Mahoning Valley Race Track (OH) - Hollywood themed facility with up to 1,000 video lottery terminals as well as various restaurants and amenities. To be managed by Penn National Gaming, with expected opening in the fall of 2014.	$100.0	$35.5
Dayton Raceway (OH) - Hollywood themed facility with up to 1,500 video lottery terminals as well as various restaurants and amenities. To be managed by Penn National Gaming, with expected opening in the fall of 2014.	$89.5	$39.1

Balance Sheet Update

The Company had $48.3 million of unrestricted cash on hand and $2.5 billion in total debt, including $300 million of debt outstanding under its unsecured credit facility term loan and $150 million on its unsecured credit facility revolver on March 31, 2014.  The Company’s debt structure at March 31, 2014 was as follows:

	Three Months Ended March 31, 2014
	Interest Rate	Balance
		(in thousands)
Unsecured Term Loan A (1)	1.738%	$300,000
Unsecured $700 Million Revolver (1)	1.655%	150,000
Senior Notes Due 2018	4.375%	550,000
Senior Notes Due 2020	4.875%	1,000,000
Senior Notes Due 2023	5.375%	500,000
		$2,500,000

(1)                                 The margin on the term loan and revolver is Libor plus 1.50%.

Dividend

On February 18, 2014 the Company’s Board of Directors declared its first quarterly dividend.  Shareholders of record on March 7, 2014 received $0.52 per common share, which was paid on March 28, 2014.  The Company anticipates that its next quarterly dividend will be paid in June.

Initial Guidance

The table below sets forth current guidance targets for financial results for the 2014 second quarter and full year, based on the following assumptions:

•                  Hollywood at Dayton Raceway and Hollywood at Mahoning Valley Race Track open and begin paying rent in the fall of 2014;

•                  Argosy Casino Sioux City closes on June 30, 2014, reducing rent by $3.1 million in the second half of 2014;

•                  Total rental income of approximately $476 million, consisting of approximately $418 million from Penn, approximately $13 million from Casino Queen, approximately $48 million to account for property taxes paid by our tenants, and reduced by approximately $3 million to account for non-assigned land lease payments made by PENN;

•                  The escalator on the PENN building rent component begins effective November 1, 2014, which represents approximately $1 million in the fourth quarter of 2014 and $5 million on an annualized basis;

•                  TRS EBITDA of approximately $35 million and maintenance capex of approximately $3 million for the full year;

•                  Blended income tax rate at the TRS entities of 40%;

•                  LIBOR is based on the forward yield curve;

•                  Real estate depreciation of approximately $93 million for the full year, with approximately $24 million in the second quarter;

•                  Non-real estate depreciation of approximately $12 million for the full year, with approximately $3 million in the second quarter;

•                  Equity-related employee compensation affecting EBITDA includes the following:

•                  Expense of approximately $3.7 million for the year and $1.0 million for the second quarter related to cash-settled equity compensation issued pre-spin, which are fully vested by the first quarter of 2017;

•                  Expense of approximately $13.6 million for the year and $3.4 million for the second quarter for payments in lieu of dividends on vested stock options issued pre-spin, which are to be paid for three years ending 2016;

•                  Equity-related employee compensation that does not affect EBITDA includes non-cash expense of approximately $11.0 million for the year and $3.0 million for the second quarter for amortization of stock options issued pre-spin and the issuance of new restricted stock awards;

•                  Interest expense includes approximately $8 million of non-cash debt issuance costs amortization;

•                  For the purpose of the dividend calculation, AFFO is reduced by approximately $10 million for the full year prior to calculation of the dividend to account for compensation expense in lieu of dividends on employee options held by PENN employees; and

•                  The basic share count is approximately 112 million shares and the fully diluted share count is approximately 118 million shares for the quarter and full year.

	Three Months Ending June 30,		Full Year Ending December 31,
(in millions, except per share data)	2014 Guidance	2013 Actual	2014 Revised Guidance	2014 Prior Guidance (5)	2013 Actual
Net Revenue	$162.1	$46.1	$630.1	$630.8	$242.1
Adjusted EBITDA (1)	106.6	12.7	416.1	432.6	91.0
Net Income	45.8	$4.7	177.5	181.1	$19.8
Funds From Operations (2)	69.4	4.7	271.1	272.8	34.7
Adjusted Funds From Operations (3)	$76.8	$7.4	$299.7	$301.3	$46.8

Net income, per diluted common share (4)	$0.39	$0.04	$1.50	$1.53	$0.17
FFO, per diluted common share (4)	$0.59	$0.04	$2.30	$2.31	$0.30
AFFO, per diluted common share (4)	$0.65	$0.06	$2.54	$2.55	$0.40

(1)   Adjusted EBITDA is net income excluding interest, taxes on income, depreciation, gains (or losses) from sales of property, and stock based compensation expense.

(2)   Funds from operations (FFO) is net income, excluding gains (or losses) from sales of property and real estate depreciation.

(3)   Adjusted funds from operations (AFFO) is FFO, excluding stock based compensation expense, debt issuance costs amortization and other depreciation reduced by maintenance capital expenditures.

(4)   Diluted EPS for the three months ended June 30, 2013, were retroactively restated for the number of diluted shares outstanding immediately following the Spin-Off and to include the shares issued as part of the Purge Distribution.

(5)   The guidance figures in the tables above present the guidance provided on February 20, 2014 for the three months ended March 31, 2014, adjusted for the fact that the previous guidance erroneously assumed that shares from the earnings and profits purge would be weighted for the period based on the date paid while the actual shares reflect the count assuming the earnings and profits purge was retroactive to the prior year.

Conference Call Details

The Company will hold a conference call on April 30 at 9:00 a.m. (Eastern Time) to discuss its financial results, current business trends and market conditions.

Webcast

The conference call will be available in the Investor Relations section of the Company’s website at www.glpropinc.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 90 days on the Company’s website

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.

Domestic: 1-877-705-6003

International: 1-201-493-6725

Conference Call Playback:

Domestic: 1-877-870-5176

International: 1-858-384-5517

Passcode: 13580193

The playback can be accessed through May 7, 2014

Disclosure Regarding Non-GAAP Financial Measures

Adjusted EBITDA, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”), which are detailed in the reconciliation tables that accompany this release, are used by the Company as performance measures for benchmarking against the Company’s peers and as internal measures of business operating performance.  The Company believes Adjusted EBITDA, FFO, and AFFO provide a meaningful perspective of the underlying operating performance of the Company’s current business.  This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time.

AFFO is a non-GAAP financial measure that is considered a supplemental measure for the real estate industry and a supplement to GAAP measures.  NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property and real estate depreciation.  We have defined AFFO as FFO excluding stock based compensation expense, debt issuance costs amortization and other depreciation reduced by maintenance capital expenditures.   Finally, we have defined Adjusted EBITDA as net income excluding interest, taxes on income, depreciation, gains (or losses) from sales of property, and stock based compensation expense.

Adjusted EBITDA, FFO, and AFFO are not recognized terms under GAAP.  Because certain companies do not calculate Adjusted EBITDA, FFO and AFFO in the same way and certain other companies may not perform such calculation, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net income.  The Company’s presentation of these measures does not replace the presentation of the Company’s financial results in accordance with GAAP.

About Gaming and Leisure Properties

GLPI is engaged in the business of acquiring, financing, and owning real estate property to be leased to gaming operators in “triple net” lease arrangements, pursuant to which the tenant is responsible for all facility maintenance, insurance required in connection with the leased properties and the business conducted on the leased properties, taxes levied on or with respect to the leased properties and all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties. GLPI expects to grow its portfolio by aggressively pursuing opportunities to acquire additional gaming facilities to lease to gaming operators. GLPI also intends to diversify its portfolio over time, including by acquiring properties outside the gaming industry to lease to third parties. GLPI intends to elect to be taxed as a real estate investment trust (“REIT”) for United States federal income tax purposes commencing with the 2014 taxable year and is the first gaming-focused REIT.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects; GLPI’s ability to maintain its status as a REIT and there being no need for any further dividend of historical accumulated earnings and profits in order to qualify as a REIT in 2014; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to diversify into different businesses, such as hotels, entertainment facilities and office space; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2013, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the Securities and Exchange Commission. All subsequent written and oral forward looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this press release. GLPI undertakes no obligation to publicly update or revise any forward looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward looking events discussed in this press release may not occur.

Contact

Investor Relations — Gaming and Leisure Properties, Inc.

Dan Foley

T: 203- 682-8312

Email: Dan.Foley@icrinc.com

Bill Clifford

T: 610-401-2900

Email: Bclifford@glpropinc.com

GAMING AND LEISURE PROPERTIES, INC.AND SUBSIDIARIES

Consolidated Statements of Operations

(in thousands, except per share data) (unaudited)

	Three Months Ended March 31,
	2014	2013

Revenues
Rental (1)	$106,114	$—
Real estate taxes paid by tenants	11,998	—
Total rental revenue	118,112	—
Gaming	38,755	41,080
Food, beverage and other	2,831	3,215
Total revenues	159,698	44,295
Less promotional allowances	(1,370)	(1,646)
Net revenues	158,328	42,649
Operating expenses
Gaming	21,562	23,139
Food, beverage and other	2,546	2,767
Real estate taxes	12,423	406
General and administrative (1) (2)	20,941	5,939
Depreciation and amortization	26,522	3,588
Total operating expenses	83,994	35,839
Income from operations	74,334	6,810

Other income (expenses)
Interest expense	(28,974)	—
Interest income	546	—
Management fee (3)	—	(1,280)
Total other expenses	(28,428)	(1,280)

Income from operations before income taxes	45,906	5,530
Taxes on income	1,594	2,316
Net income	$44,312	$3,214

Earnings per common share:
Basic earnings per common share (4)	$0.40	$0.03
Diluted earnings per common share (4)	$0.38	$0.03

(1)         According to ASC 605, Revenue Recognition, the Company is required to gross up rental income by the amount of real estate taxes paid by our tenants under the triple net structure and also reflect an offsetting expense in general and administrative expense.

(2)         General and administrative expenses include payroll related expenses, insurance, utilities, supplies and other administrative costs.

(3)         Management fees are legacy charges for operating entities which were eliminated in consolidation.  Management fees terminated as of October 31, 2013.

(4)         Basic and diluted EPS for the three months ended March 31, 2013, were retroactively restated for the number of basic and diluted shares outstanding immediately following the Spin-Off and to include the shares issued as part of the Purge Distribution.

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES

Operations

(in thousands) (unaudited)

	NET REVENUES		ADJUSTED EBITDA
	Three Months Ended March 31,		Three Months Ended March 31,
	2014	2013	2014	2013
Real estate	$118,112	$—	$93,263	$—
GLP Holdings, LLC. (TRS)	40,216	42,649	9,702	10,370
Total	$158,328	$42,649	$102,965	$10,370

GAMING AND LEISURE PROPERTIES, INC. AND SUBSIDIARIES

General and Administrative Expenses

(in thousands) (unaudited)

	Three Months Ended March 31,
	2014	2013
Real estate general and administrative expenses (1)	$14,802	$—
GLP Holdings, LLC. (TRS) general and administrative expenses	6,139	5,939
Total	$20,941	$5,939

(1)         Includes stock based compensation of $6.1 million for the three months ended March 31, 2014.

Reconciliation of Adjusted EBITDA to FFO, AFFO and Net income (GAAP)

Gaming and Leisure Properties, Inc. and Subsidiaries

CONSOLIDATED

(in thousands) (unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net income	$44,312	$3,214
Gains or (losses) from sales of property	158	(28)
Real estate depreciation	23,441	—
Funds from operations	$67,911	$3,186
Other depreciation (1)	3,081	3,588
Debt issuance costs amortization	2,007	—
Stock based compensation	1,951	—
Maintenance CAPEX	(871)	(896)
Adjusted funds from operations	$74,079	$5,878
Interest, net	28,428	—
Management fees	—	1,280
Taxes on income	1,594	2,316
Maintenance CAPEX	871	896
Debt issuance costs amortization	(2,007)	—
Adjusted EBITDA	$102,965	$10,370

(1) Other depreciation includes both real estate and equipment depreciation from our taxable REIT subsidiaries.

Reconciliation of Adjusted EBITDA to FFO, AFFO and Net income (GAAP)

Gaming and Leisure Properties, Inc. and Subsidiaries

REAL ESTATE and CORPORATE (REIT)

(in thousands) (unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net income	$42,044	$—
Gains or (losses) from sales of property	—	—
Real estate depreciation	23,441	—
Funds from operations	$65,485	$—
Other depreciation	—	—
Debt issuance costs amortization	2,007	—
Stock based compensation	1,951	—
Maintenance CAPEX	—	—
Adjusted funds from operations	$69,443	$—
Interest, net	25,827	—
Management fees	—	—
Taxes on income	—	—
Maintenance CAPEX	—	—
Debt issuance costs amortization	(2,007)	—
Adjusted EBITDA	$93,263	$—

Reconciliation of Adjusted EBITDA to FFO, AFFO and Net income (GAAP)

Gaming and Leisure Properties, Inc. and Subsidiaries

GLP HOLDINGS, LLC (TRS)

(in thousands) (unaudited)

	Three Months Ended
	March 31,
	2014	2013
Net income	$2,268	$3,214
Gains or (losses) from sales of property	158	(28)
Real estate depreciation	—	—
Funds from operations	$2,426	$3,186
Other depreciation (1)	3,081	3,588
Debt issuance costs amortization	—	—
Stock based compensation	—	—
Maintenance CAPEX	(871)	(896)
Adjusted funds from operations	$4,636	$5,878
Interest, net	2,601	—
Management fees	—	1,280
Taxes on income	1,594	2,316
Maintenance CAPEX	871	896
Debt issuance costs amortization	—	—
Adjusted EBITDA	$9,702	$10,370

(1) Other depreciation includes both real estate and equipment depreciation from our taxable REIT subsidiaries.